Exhibit 10.16
EXECUTION COPY
SECOND AMENDMENT TO LOAN AGREEMENT
THIS SECOND AMENDMENT TO LOAN AGREEMENT, dated as of September 28, 2009 (this “Amendment”), is among KELLY SERVICES, INC., a Delaware corporation (the “Borrower”), KELLY PROPERTIES, LLC, a Delaware limited liability company, KELLY RECEIVABLES SERVICES, LLC, a Delaware limited liability company, KELLY SERVICES (IRELAND), LTD., a Delaware corporation, KELLY SERVICES OF DENMARK, INC., a Delaware corporation, KELLY SERVICES CIS, INC., a Delaware corporation, KELLY SERVICES (AUSTRALIA), LTD., a Delaware corporation, KELLY SERVICES (NEW ZEALAND), LTD., a Delaware corporation, KELLY STAFF LEASING, INC., a California corporation, KHCS, INC., a Delaware corporation, and KSI ACQUISITION CORPORATION, a Delaware corporation (each a “Guarantor”, and collectively, the “Guarantors”), the lenders set forth on the signature pages hereof (collectively, the “Lenders”) and JPMORGAN CHASE BANK, N.A. a national banking association, as administrative agent for the Lenders (in such capacity, the “Agent”).
RECITALS
A. The Borrower, the Agent and the Lenders are parties to a Loan Agreement, dated as of October 3, 2008, as amended by a First Amendment to Loan Agreement dated as of April 24, 2009 and a waiver letter dated as of July 29, 2009 (as amended, the “Waiver”) (as now and hereafter amended, the “Loan Agreement”), pursuant to which the Lenders agreed, subject to the terms and conditions thereof, to extend credit to the Borrower.
B. The Borrower desires to amend the Loan Agreement and the Agent and the Lenders are willing to do so strictly in accordance with the terms hereof.
TERMS
In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:
ARTICLE 1.
WAIVER
1.1 The Borrower informed the Lenders and the Agent that (i) a Default occurred as of June 30, 2009 due to a breach of the covenant under Section 6.18 of the 2005 Loan Agreement for the twelve month period ending June 30, 2009 (the “6/30 EBITDA Default”) and (ii) a Default also occurred under Section 7.5 of the Loan Agreement due to the default of a substantially similar EBITDA covenant for the twelve month period ending June 30, 2009 (the “Cross-Default”) contained in a credit facility between The Bank of Tokyo – Mitsubishi UFJ, Ltd. and the Borrower with outstanding principal amount of 5,451,052,623 Japanese Yen (the “Yen Facility”). Pursuant to the terms of the Waiver, the Lenders agreed to temporarily waive the 6/30 EBITDA Default and the Cross-Default until September 30, 2009. The Borrower has now requested that the Lenders waive the 6/30 EBITDA Default and the Cross-Default.
1.2 All of the covenants and agreements of the Borrower set forth in Article VI of the 2005 Loan Agreement (including without limitation Section 6.18 of the 2005 Loan Agreement) are incorporated into the Loan Agreement by reference pursuant to Section 6.1 of the Loan Agreement. Section 6.1 of the Loan Agreement provides that any supplement, amendment, modification or waiver of such provisions of said Article VI shall be deemed a supplement, amendment, modification or waiver, as the case may be, of such provisions as incorporated in the Loan Agreement only if the Lenders or Required Lenders, as determined in accordance with the Loan Agreement, shall have consented to such supplement, amendment, modification or waiver, in accordance with the terms of the Loan Agreement.

1.3 Pursuant to such request and in accordance with Section 6.1 of the Loan Agreement, subject to (a) the accuracy of the representations of the Borrower hereunder, and (b) the satisfaction of the conditions to the effectiveness of this Amendment specified in Article 4, the Lenders hereby waive the 6/30 EBITDA Default and the Cross-Default. The Borrower acknowledges and agrees that the waiver contained herein is a limited, specific, and one-time waiver as described above. Such limited waiver shall not modify or waive any other term, covenant or agreement contained in any of the Loan Documents or apply for any other time, and shall not be deemed to have prejudiced any present or future right or rights which the Agent or the Lenders now have or may have under the Loan Agreement or the other Loan Documents and, in addition, shall not entitle the Borrower to a waiver, amendment, modification or other change to, of or in respect of any provision of any of the Loan Documents in the future in similar or dissimilar circumstances.
ARTICLE 2.
AMENDMENTS
Upon fulfillment of the conditions set forth in Article 3 hereof, the Loan Agreement shall be amended as follows:
2.1 The following definitions are added to Article I of the Loan Agreement in appropriate alphabetical order:
“Banking Services” shall mean all treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services and international treasury management services), commercial credit cards and stored value cards, provided to the Borrower or any of its Subsidiaries by any Lender or any Lender’s Affiliates.
“Banking Services Obligations” shall mean any and all obligations of the Borrower or any of its Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.
“Collateral” shall mean all assets of the Borrower and each of its Subsidiaries in which a Lien is required to be granted to secure the Secured Obligations. As provided in the Collateral Documents, the Collateral shall not include the Qualified Receivables Transaction Assets.
“Collateral Agent” means JPMCB in its capacity as collateral agent under the Collateral Documents.
“Collateral Documents” means, collectively, the Intercreditor Agreement, the Security Agreements, and all other agreements or documents granting or perfecting a Lien in favor of the Collateral Agent for the benefit of the Secured Parties under the Intercreditor Agreement or otherwise providing support for the Secured Obligations at any time, as any of the foregoing may be amended or modified from time to time.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Foreign Subsidiary” means each Subsidiary organized under the laws of a jurisdiction outside of the United States.
“Guarantor” means, with respect to the Obligations and Rate Management Obligations owing by the Borrower, each present and future Domestic Subsidiary and their respective successors and assigns; provided that (i) no Inactive Subsidiary shall be required to be a Guarantor, but shall be required to have 100% of their Equity Interests pledged to the Collateral Agent under the Collateral Documents, (ii) upon the closing of any Qualified Receivables Transaction, (A) any Guarantor which will be a Securitization Entity in connection with any Qualified Receivables Transaction shall be released from its obligations as a Guarantor and any lien on its assets under any Collateral Document shall be released, and (B) no newly formed Subsidiary which will be Securitization Entity in connection with any Qualified Receivables Transaction shall be required to be a Guarantor so long as no assets are transferred to such newly formed Subsidiary until simultaneously with the closing of any Qualified Receivables Transaction; provided, that, each Securitization Entity will be required to have 100% of their Equity Interests pledged to the Collateral Agent under the Intercreditor Agreement, and (iii) neither The Kelly Services, Inc. Foundation, a non-profit Michigan corporation nor The Kelly Relief Fund, a Michigan non-profit corporation, shall be required to be a Guarantor.
“Guaranty” means the guarantee contained in Article IX, including any amendment, modification, renewal or replacement of such guaranty agreement, and any separate guaranty, in form and substance satisfactory to the Agent delivered by any Guarantor, as it may be amended or modified from time to time.
“Inactive Subsidiary” means a Subsidiary which has no assets and conducts no business. Schedule 1.1(c) is a list of all Inactive Subsidiaries as of the Second Amendment Effective Date.
“Intercreditor Agreement” shall mean the Collateral Agency and Intercreditor Agreement among the Secured Parties of the Borrower and JPMCB, as Collateral Agent, dated as of the date hereof, as amended or modified from time to time, provided that such Intercreditor Agreement, and any amendments or modifications thereto, shall be in form and substance acceptable to the Required Lenders and the Agent.
“Qualified Receivables Transaction” means any asset securitization transaction (i) by a Securitization Entity, (ii) which is a sale or other transfer of an interest in Qualified Receivables Transaction Assets to such Securitization Entity, which Securitization Entity will in turn sell certain of those Qualified Receivables Transaction Assets to a special purpose entity or a commercial paper issuance vehicle or conduit on terms and in a manner acceptable to the Agent, (iii) which is otherwise permitted by the terms of this Agreement and any other agreement binding on the Borrower or any of its Subsidiaries, (iv) under which 100% of the Equity Interests of such Securitization Entity have been pledged on a first priority basis to the Collateral Agent under the Collateral Documents, and (v) which asset securitization transaction is otherwise in form and substance reasonably acceptable to the Agent.
“Qualified Receivables Transaction Assets” means all Receivables and Related Rights that are sold, purportedly sold, contributed, transferred, conveyed or assigned by the Borrower or any Subsidiary of the Borrower to the Securitization Entity (regardless of whether such transfer is characterized as a sale, a secured loan or contribution). For the purposes hereof (i) “Receivables” means accounts or notes receivable and (ii) “Related Rights” means (a) the rights but not the obligations of, the Borrower or such Subsidiary under all related security with respect to such Receivables, (b) all monies due or to become due to the Borrower or such Subsidiary with respect to such Receivables, (c) all books and records related to such Receivables, (d) all collections and other proceeds and products of any of such Receivables, (e) and all right title and interest (but not obligations) in and to the lockbox accounts, into which collections or other proceeds with respect to such Receivables may deposited, and any related investment property acquired with any such collections or other proceeds.

“Revolving Credit Agreement” means the Credit Agreement dated as of September 28, 2009 among the Borrower, any foreign subsidiary borrowers party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as agent for such lenders, as amended, modified or restated from time to time in accordance with the terms hereof.
“Revolving Credit Debt” means the indebtedness and other liabilities owing pursuant to any Revolving Credit Loan Documents at any time.
“Revolving Credit Lenders” means the holders of the Revolving Credit Debt.
“Revolving Credit Loan Documents” means the Revolving Credit Agreement and all agreements and documents executed in connection therewith at any time and as amended, modified or restated from time to time in accordance with the terms hereof.
“Second Amendment” means the Second Amendment to this Agreement dated as of the Second Amendment Effective Date.
“Second Amendment Effective Date” means September 28, 2009.
“Secured Obligations” means, collectively, all (i) Obligations, (ii) the Revolving Credit Debt, (iii) the Yen Loan Debt, (iv) Banking Services Obligations, and (v) other indebtedness and obligations defined as “Secured Obligations” in the Intercreditor Agreement.
“Secured Parties” means the Collateral Agent, the Agent, the Lenders, the Revolving Credit Lenders, the Yen Loan Lender and the other holders of the Secured Obligations.
“Securitization Entity” means a wholly-owned Subsidiary of the Borrower that engages in no activities other than Qualified Receivables Transactions and any necessary related activities and owns no assets other than as required for Qualified Receivables Transactions and no portion of the Indebtedness (contingent or otherwise) of which is guaranteed by the Borrower or any Subsidiary of the Borrower or is recourse to or obligates the Borrower or any Subsidiary of the Borrower in any way, other than pursuant to customary representations, warranties, covenants, indemnities, performance guaranties and other obligations entered into in connection with a Qualified Receivables Transaction.
“Security Agreements” means each security agreement, pledge agreement, pledge and security agreement and similar agreement and any other agreement from the Borrower or any Guarantor granting a Lien on any of its personal property (including without limitation any Equity Interests owned by the Borrower or such Guarantor), each in form and substance acceptable to the Agent and as amended or modified from time to time, entered into by the Borrower or any Guarantor at any time for the benefit of the Collateral Agent and the Secured Parties pursuant to this Agreement or the Intercreditor Agreement.
“Yen Loan Agreement” means the Credit Facility Letter dated November 7, 2007 between the Borrower and the Yen Loan Lender, as amended, modified or restated from time to time in accordance with the terms hereof.

“Yen Loan” means the term loan made under the Yen Agreement in the original principal amount of 5,451,052,623 Japanese Yen.
“Yen Loan Debt” means the indebtedness and other liabilities owing pursuant to any Yen Loan Documents at any time.
“Yen Loan Documents” means the Yen Loan Agreement and all agreements and documents executed in connection therewith at any time and as amended, modified or restated from time to time in accordance with the terms hereof.
“Yen Loan Lender” means The Bank of Tokyo-Mitsubishi UFJ, Ltd.
2.2 The following definitions in Article I of the Loan Agreement are restated as follows:
“Defaulting Lender” means any Lender, as determined by the Agent, that has (a) failed to fund any portion of its Loans within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans, (d) otherwise failed to pay over to the Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.
“Designated Financial Officer” means, with respect to the Borrower, its chief financial officer, treasurer or controller.
“Indebtedness” of a Person means, without duplication, such Person’s (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable and/or accrued expenses arising in the ordinary course of such Person’s business payable in accordance with customary practices), (c) obligations, whether or not assumed, secured by Liens on property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments (other than Financial Contracts), (e) Capitalized Lease Obligations, (f) all reimbursement and similar obligations under outstanding letters of credit, bankers acceptances, surety bonds or similar instruments in respect of drafts or other claims which may be presented or have been presented and have not yet been paid, (g) the aggregate outstanding amount of all Off Balance Sheet Liabilities, based on the aggregate outstanding amounts sold, signed, discounted or otherwise transferred or financed, whether or not shown as a liability on a consolidated balance sheet of the Borrower and its Subsidiaries, including without limitation, all Receivables Transaction Attributed Indebtedness, and (h) all Contingent Liabilities of such Person with respect to or relating to Indebtedness of others the same as those described in clauses (a) through (g) of this definition. For purposes of this definition, there shall be excluded from “Indebtedness” all standby letters of credit, bank guaranties, surety bonds and similar instruments which are issued in connection with workers compensation obligations or other statutory or governmental obligations up to an aggregate amount of $100,000,000. All such other instruments shall be included in the calculation of “Indebtedness”. For the avoidance of doubt, Operating Leases are not Indebtedness.

“JPMCB” means JPMorgan Chase Bank, N.A., a national banking association (including its branches and affiliates).
“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, fixed or floating charge, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement); provided that the filing of financing statements solely with respect to, or other lien or claim solely on, any interest in Qualified Receivables Transaction Assets shall not be considered a Lien.
“Loan Documents” means this Agreement, the Guaranties, the Collateral Documents and the other agreements, certificates and other documents contemplated hereby or executed or delivered pursuant hereto by the Borrower or any Guarantor at any time on or after the date of execution of this Agreement with or in favor of the Agent or any Lender.
“Obligations” means the unpaid principal of and interest on the Loans, all Rate Management Obligations to any Lender and all other obligations and liabilities of the Borrower under this Agreement and the other Loan Documents (including, without limitation, interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the other Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of this Agreement or any other Loan Document). Obligations of the Guarantors shall include collectively the Obligations of all of the Borrower and the obligations of all of the Guarantors under the Guaranty as provided in this Agreement.
2.3 The definition of “Rate Hedging Agreement” in Article I of the Loan Agreement is replaced with the definition of “Rate Management Transaction” set forth below and any and all references in the Loan Agreement to the defined term “Rate Hedging Agreement” are replaced with a reference to the defined term “Rate Management Transaction”:
“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered by the Borrower or any of its Subsidiaries which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures, in each case entered into to hedge a bona fide risk and not for purposes of speculation.

2.4 The definition of “Rate Hedging Obligations” in Article I of the Loan Agreement is replaced with the definition of “Rate Management Obligations” set forth below and any and all references in the Loan Agreement to the defined term “Rate Hedging Obligations” are replaced with a reference to the defined term “Rate Management Obligations”:
“Rate Management Obligations” means any and all obligations of the Borrower or any of its Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.
2.5 Section 2.14 is restated as follows:
2.14 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(i) Outstanding Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 8.2), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender; and
(ii) any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.14 but excluding Section 3.7) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing to the Borrower or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (iii) third, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans and (y) made at a time when the conditions set forth in Section 4.2 are satisfied, such payment shall be applied solely to prepay the Loans of all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans owed to, any Defaulting Lender.

2.6 A new Section 2.15 is added at the end of Article II to read as follows:
2.15 Collateral Security; Further Assurances. To secure the payment when due of the Secured Obligations (subject to the Intercreditor Agreement), the Borrower shall execute and deliver, or cause to be executed and delivered, to the Collateral Agent, Collateral Documents granting or providing for the following:
(i) Security Agreements granting a first priority, enforceable Lien and security interest, subject to the Liens permitted by this Agreement and subject to the sharing provisions to be contained in the Intercreditor Agreement, on all present and future accounts, chattel paper, commercial tort claims, deposit accounts, documents, farm products, fixtures, chattel paper, equipment, general intangibles, goods, instruments, inventory, investment property, letter-of-credit rights (as those terms are defined in the Michigan Uniform Commercial Code) and all other personal property of the Borrower and of each Guarantor, subject to any exclusions described in the Intercreditor Agreement or approved by the Required Lenders and it being understood and agreed that such first priority, enforceable Lien and security interest shall not include any Lien or security interest in the Qualified Receivables Transaction Assets. Notwithstanding the foregoing, with respect to Liens granted by the Borrower or any Guarantor on the Equity Interests in any Foreign Subsidiary such Lien shall not exceed 65% (or such greater percentage that, due to a change in an applicable law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for U.S. federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s U.S. parent and (2) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary directly owned by the Borrower or any Guarantor. Notwithstanding the foregoing, if the Agent reasonably determines in good faith that the Borrower will not incur a material tax liability as result of such greater pledge, the Borrower shall, upon the request of the Agent, have the balance of its Equity Interests pledged to the Collateral Agent to secure, subject to the Intercreditor Agreement, the Secured Obligations.
(ii) On or before the Effective Date, the Borrower shall cause all Collateral Documents as reasonably requested by the Agent, in each case duly executed on behalf of the Borrower and the Guarantors, as the case may be, granting to the Secured Parties and the Collateral Agent the Collateral and support specified in Section 2.15 hereof, together with: (v) such resolutions, certificates and opinions of counsel as reasonably requested by the Agent; (w) the recordation, filing and other action (including payment of any applicable taxes or fees) in such jurisdictions as the Lenders or the Agent may deem necessary or appropriate with respect to the Collateral Documents, including the filing of financing statements and other filings which the Lenders or the Agent may deem necessary or appropriate to create, preserve or perfect the liens, security interests and other rights intended to be granted to the Lenders or the Agent thereunder, together with Uniform Commercial Code record searches and other Lien searches in such offices as the Lenders or the Agent may request; (x) evidence that the casualty and other insurance required pursuant to the Loan Documents is in full force and effect; (y) originals of all instruments and certificates representing all of the outstanding shares of Equity Interests and other securities and instruments to be pledged thereunder, with appropriate stock powers, endorsements and other powers duly executed in blank; and (z) such other evidence that Liens creating a first priority security interest, subject to the Intercreditor Agreement, in the Collateral shall have been created and perfected as requested by the Agent and the satisfaction of all other conditions in connection with the Collateral and the Collateral Documents as reasonably requested by the Agent, including without limitation all opinions of counsel, and other documents and requirements requested by the Agent.
(iii) The Borrower agrees that it will promptly notify the Agent of the formation, acquisition or existence of any Subsidiary that is a Guarantor (per the definition of Guarantor) that has not executed a Guaranty and Collateral Documents or the acquisition of any assets on which a Lien is required to be granted and that is not covered by existing Collateral Documents. The Borrower agrees that it will promptly execute and deliver, and cause each Guarantor to execute and deliver, promptly upon the request of the Agent, such additional Collateral Documents, Guaranties and other agreements, documents and instruments, each in form and substance satisfactory to the Agent, sufficient to grant the Guaranties and Liens contemplated by this Agreement and the Collateral Documents. The Borrower shall deliver, and cause each Guarantor to deliver, to the Agent all original instruments payable to it with any endorsements thereto required by the Agent. Additionally, the Borrower shall execute and deliver, and cause each Guarantor to execute and deliver, promptly upon the request of the Agent, such certificates, legal opinions, lien searches, organizational and other charter documents, resolutions and other documents and agreements as the Agent may reasonably request in connection therewith. The Borrower shall use its best efforts to cause each lessor of real property to it or any Subsidiary where any material Collateral is located to execute and deliver to the Agent an agreement in form and substance reasonably acceptable to the Agent duly executed on behalf of such lessor waiving any distraint, lien and similar rights with respect to any property subject to the Collateral Documents and agreeing to permit the Collateral Agent to enter such premises in connection therewith. The Borrower shall execute and deliver, and cause each Guarantor to execute and deliver, promptly upon the reasonable request of the Agent, such agreements and instruments evidencing any intercompany loans or other advances among the Borrower and its Subsidiaries, or any of them, and all such intercompany loans or other advances shall be, and are hereby made, subordinate and junior to the Secured Obligations and no payments may be made on such intercompany loans or other advances upon and during the continuance of a Default unless otherwise agreed to by the Required Lenders.

2.7 Section 3.7 is amended by adding a new clause (d) immediately after clause (c) therein to read as follows:
“or (d) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 8.2 or any other provision of any Loan Document requires the consent of all affected Lenders and with respect to which the Required Lenders shall have granted their consent”
2.8 A new Section 5.18 is added at the end of Article V to read as follows:
5.18 Revolving Credit Debt and Yen Loans. As of the Second Amendment Effective Date, the outstanding principal balances of the Revolving Credit Debt, exclusive of any outstanding letters of credit, is $0, and all Revolving Credit Loan Documents have been delivered to the Lenders prior to the Effective Date. As of the Effective Date, the outstanding principal balance of the Yen Loan is 5,451,052,623 Japanese Yen and all Yen Loan Documents (including the waiver or amendment and other agreements and documents executed on or about the date hereof) have been delivered to the Lenders prior to the Second Amendment Effective Date. After giving effect to the Revolving Credit Loan Documents and amendments to the Yen Loan Documents being delivered pursuant to Article IV of the Second Amendment, there is no event of default or event or condition which would become an event of default with notice or lapse of time or both, under the Revolving Credit Loan Documents or Yen Loan Documents.
2.9 Article VI is restated as follows:
6.1 Incorporation of Covenants.  Until the expiration of this Agreement, and thereafter until payment in full of all indebtedness and other liabilities of the Borrower to the Lenders pursuant hereto and the performance of all other obligations of the Borrower pursuant hereto, the Borrower shall observe and perform, as incorporated herein, the covenants and agreements set forth in Article VI of the Revolving Credit Agreement. All such provisions of said Article VI, including definitions of defined terms used therein and exhibits referred to therein, are hereby incorporated by reference and made a part of this Agreement to the same extent as if set forth fully herein except that (i) all cross references shall be deemed to refer to the relevant provision or provisions as incorporated herein, (ii) references therein to “hereof” and “hereto” and “herein” or “this Agreement” shall be deemed to refer to this Agreement, and (iii) references in such sections as incorporated herein to the defined terms “Lenders”, “Lender”, “Required Lenders” and “Agent” shall be deemed references to the defined terms “Lenders”, “Lender”, “Required Lenders” and “Agent” as defined in this Agreement. Together with the financial statements required under Section 6.1(a) of the Revolving Credit Agreement, the Borrower shall deliver a compliance certificate in substantially the form of Exhibit D hereto signed by a Designated Financial Officer of the Borrower showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists or, if any Default or Unmatured Default exists, stating the nature and status thereof.

Any supplement, amendment, modification, waiver or consent made or granted by the Lenders or the Required Lenders (as defined in the Revolving Credit Agreement) in connection with such provisions of the Revolving Credit Agreement and definitions from the Revolving Credit Agreement incorporated herein at any time after the date hereof shall be deemed a supplement, amendment, modification, waiver or consent, as the case may be, with respect to such provisions as incorporated herein, but only if the Lenders or Required Lenders hereunder, as determined in accordance with this Agreement, have consented to such supplement, amendment, modification, waiver or consent pursuant to the terms of this Agreement. Notwithstanding anything in this Agreement to the contrary, no termination, cancellation or expiry of the Revolving Credit Agreement shall have any effect whatsoever upon the provisions and definitions thereof as such provisions and definitions are incorporated herein, and such provisions and definitions of the Revolving Credit Agreement incorporated herein shall be deemed to survive any such termination, cancellation or expiry of the Revolving Credit Agreement and shall thereafter continue to be binding upon the Borrower under this Agreement.
2.10 Article VII is amended by restating Sections 7.3, 7.4 and 7.12 as follows:
7.3 The breach by the Borrower or any Guarantor of any of the terms or provisions of Sections 6.2, 6.3, 6.4, 6.5, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18 and 6.19 of the Revolving Credit Agreement, as incorporated herein by reference, which is not remedied within three Business Days after written notice from the Agent.
7.4 The breach by the Borrower or any Guarantor (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement (including any other terms and provisions of the Revolving Credit Agreement incorporated herein by reference) or any other Loan Document which is not remedied within 15 days after written notice from the Agent.
7.12 Any Default (as defined in the Revolving Credit Agreement) shall have occurred under the Revolving Credit Agreement.
2.11 Article VII is further amended by adding new Sections 7.13 and 7.14 at the end thereof as follows:
7.13 Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or assert the invalidity or unenforceability of any Guaranty or any Guarantor denies that it has any further liability under any Guaranty to which it is a party, or gives notice to such effect.
7.14 Any Collateral Document shall for any reason (other than solely as the result of an act or omission of the Agent or a Lender) fail to create a valid and perfected first priority security interest, subject to the Intercreditor Agreement, in any Collateral purported to be covered thereby, except as permitted by the terms of this Agreement or any Collateral Document, or, due to any action by the Borrower or any of its Subsidiaries not consented to by the Required Lenders, any Collateral Document shall fail to remain in full force or effect or any action shall be taken by the Borrower or any of its Subsidiaries not consented to by the Required Lenders to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or the Borrower or any Guarantor shall fail to comply with any of the terms or provisions of any Collateral Document if the failure continues beyond any period of grace provided for in the applicable Collateral Document.

2.12 Section 8.2(e) is restated as follows:
(e) Release the Borrower or any Guarantor or release all or any material portion of the Collateral, other than in connection with any sale or other transfer of any of the foregoing permitted hereunder (including without limitation the release of any Securitization Entity which is a Guarantor from its obligations under this Agreement simultaneously with the closing of any Qualified Receivables Transaction to which any such Securitization Entity is a party).
2.13 Article IX is restated as set forth on Exhibit B attached hereto.
2.14 Article XI is amended by adding new Sections 11.15, 11.16 and 11.17 at the end thereof as follows:
11.15 Execution of Collateral Documents. The Lenders hereby empower and authorize the Agent (in its capacity as Agent or as Collateral Agent) to execute and deliver the Collateral Documents and all related documents or instruments as shall be necessary or appropriate to effect the purposes of the Collateral Documents. The Lenders further empower and authorize the Agent (in its capacity as Agent or as Collateral Agent) to execute and deliver on their behalf the Intercreditor Agreement and all related documents or instruments as shall be necessary or appropriate to effect the purposes of the Intercreditor Agreement, provided that the form of the Intercreditor Agreement has been approved by the Required Lenders, and each Lender shall be bound by the terms and provisions of the Intercreditor Agreement so executed by the Agent.
11.16 Collateral Releases. The Lenders hereby irrevocably empower and authorize JPMCB, in its capacity as Agent or as Collateral Agent, to execute and deliver on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases or subordinations of Liens on any Collateral (i) which being sold or disposed of if the Borrower certifies to the Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Agent may rely conclusively on any such certificate, without further inquiry), (ii) owned by or leased to the Borrower or any of its Subsidiaries which is subject to a purchase money security interest or which is the subject of a Capitalized Lease, (iii) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Collateral Agent or the Agent or (iv) which shall otherwise be permitted by the terms hereof or any other Loan Document. Except as provided in the preceding sentence, JPMCB, in its capacity as Agent or as Collateral Agent, will not release any Liens on Collateral without the prior written authorization of the Required Lenders; provided that, JPMCB, in its capacity as Agent or as Collateral Agent, may in its discretion, release Liens on Collateral valued in the aggregate not in excess of $1,000,000 during any calendar year without the prior written authorization of the Lenders. In addition to the foregoing, the Lenders, the Agent and the Collateral Agent hereby agree that the Qualified Receivables Transaction Assets shall not be subject to the Liens in favor of the Collateral Agent.

11.17 Collateral; Reports. The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrower or any Subsidiary or is cared for, protected, or insured or has been encumbered, or that any Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent’s own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing. Each Lender hereby agrees as follows: (a) such Lender is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each report prepared by the Agent or another Person showing the results of appraisals, field examinations, audits or other reports pertaining to the Borrower’s and its Subsidiaries’ assets from information furnished by or on behalf of the Borrower or its Subsidiaries prepared by or on behalf of the Agent (the “Supplemental Reports”); (b) such Lender expressly agrees and acknowledges that JPMCB, either individually, as Agent, as Collateral Agent or in any other capacity, (i) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Supplemental Report or any of the information contained therein, or (ii) shall not be liable for any information contained in any Supplemental Report; (c) such Lender expressly agrees and acknowledges that the Supplemental Reports are not comprehensive audits or examinations, that the Collateral Agent, the Agent, JPMCB, or any other party performing any audit or examination will inspect only specific information regarding the Borrower and its Subsidiaries and will rely significantly upon the books and records of the Borrower and is Subsidiaries, as well as on representations of the personnel of the Borrower and its Subsidiaries and that JPMCB, either individually, as Agent, as Collateral Agent or in any other capacity, undertakes no obligation to update, correct or supplement the Supplemental Reports; (d) such Lender agrees to keep all Supplemental Reports confidential and strictly for its internal use, not share any Supplemental Report with the Borrower or any of its Subsidiaries and not to distribute any Supplemental Report to any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, such Lender agrees (i) that JPMCB, either individually, as Agent, as Collateral Agent or in any other capacity, shall not be liable to such Lender or any other Person receiving a copy of any Supplemental Report for any inaccuracy or omission contained in or relating to a Supplemental Report, (ii) to conduct its own due diligence investigation and make credit decisions with respect to the Borrower and its Subsidiaries based on such documents as such Lender deems appropriate without any reliance on the Supplemental Reports or on JPMCB, either individually, as Agent, as Collateral Agent or in any other capacity, (iii) to hold JPMCB, either individually, as Agent, as Collateral Agent or in any other capacity, and any such other Person preparing a Supplemental Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Supplemental Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, any Obligations and (iv) to pay and protect, and indemnify, defend, and hold JPMCB, either individually, as Agent, as Collateral Agent or in any other capacity, and any such other Person preparing a Supplemental Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by JPMCB, either individually, as Agent, as Collateral Agent or in any other capacity, and any such other Person preparing a Supplemental Report as the direct or indirect result of any third parties who might obtain all or part of any Supplemental Report through the indemnifying Lender.
2.15 The Pricing Schedule attached as Exhibit A to the Loan Agreement shall be replaced with the Pricing Schedule attached to this Amendment as Exhibit A.
2.16 Schedule 1.1(c) shall be added to the Loan Agreement in the form of Schedule 1.1(c) attached hereto.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES
The Borrower and each Guarantor represents and warrants to the Agent and the Lenders that, after giving effect to this Amendment:
3.1 The execution, delivery and performance of this Amendment is within its powers, has been duly authorized and is not in contravention with any law, of the terms of its Certificate of Incorporation or By-laws or Certificate of Formation or Operating Agreement, as applicable, or any undertaking to which it is a party or by which it is bound.
3.2 This Amendment is the legal, valid and binding obligation of the Borrower and each Guarantor enforceable against it in accordance with the terms hereof, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles affecting the availability of specific performance or other remedies.
3.3 After giving effect to the amendments herein contained, the representations and warranties contained in Article V of the Loan Agreement are true in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof.
3.4 No Default or Unmatured Default exists or has occurred and is continuing on the date hereof.
ARTICLE 4.
CONDITIONS OF EFFECTIVENESS
This Amendment shall become effective upon the first date (the “Effective Date”) on which each of the following conditions to effectiveness have been satisfied:
4.1 This Amendment shall be signed by the Borrower, the Guarantors, the Agent and the Lenders and delivered to the Agent.
4.2 The Lenders shall have received copies of the Revolving Credit Agreement, an amendment and waiver to the Yen Loan Documents and all agreements and documents executed in connection therewith, and all such amendments and waivers and other agreements and documents shall be executed simultaneously herewith and shall be satisfactory to the Required Lenders.
4.3 The Intercreditor Agreement shall be signed by all parties thereto.
4.4 Other than such Collateral Documents permitted to be delivered on a post-closing basis as agreed to by the Agent, Collateral Documents required by the Agent or the Required Lenders shall have been duly executed by the Borrower and each applicable Subsidiary, together with any documents, agreements, instruments, filings and other items related thereto as reasonably required by the Agent or the Required Lenders to create a valid, attached, perfected, first priority Lien in favor of the Collateral Agent with respect to the Collateral covered by the Loan Documents.
4.5 A written opinion of the counsel for the Borrower and the Guarantors, addressed to the Lenders in form and substance satisfactory to the Agent.
4.6 The Borrower shall have provided all other due diligence materials requested by the Agent or the Required Lenders.
4.7 The Borrower shall have delivered or caused to be delivered to the Agent such other documents and instruments as the Agent may request in connection therewith.

ARTICLE 5.
MISCELLANEOUS
5.1 Each of the undersigned Guarantors hereby acknowledges and agrees that it has received, reviewed and approved complete copies of the Loan Agreement, the other Loan Documents (including the Guaranty) and all other agreements, instruments, certificates and other documents furnished by or on behalf of the Borrower in connection therewith (all of the foregoing, as amended or modified from time to time, including any agreements or instruments entered into in substitution therefor, being herein collectively referred to as the “Loan Documents”), and that it has received and reviewed all other financial statements, and agreements and documents that it has deemed appropriate and necessary in order to decide to execute this Amendment, and each Guarantor has determined that it is in its interest and to its financial benefit to enter into the transactions contemplated thereby. Each Guarantor hereby unconditionally: (a) joins the Loan Agreement and the other Loan Documents as a “Guarantor” thereunder, (b) agrees to be bound by, and hereby ratifies and confirms, all covenants, agreements, consents, submissions, appointments, acknowledgments and other terms and provisions attributable to a “Guarantor” in the Loan Agreement and the other Loan Documents; and (c) agrees to perform all obligations required of it as a “Guarantor” by the Loan Agreement and the other Loan Documents.
5.2 This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan.
5.3 References in the Loan Agreement or in any note, certificate, instrument or other document to the “Loan Agreement” shall be deemed to be references to the Loan Agreement as amended hereby and as further amended from time to time.
5.4 The Borrower agrees to pay and to save the Agent harmless for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Agent in connection with preparing this Amendment and the related documents.
5.5 The Borrower acknowledges and agrees that the Agent and the Lenders have fully performed all of their obligations under all documents executed in connection with the Loan Agreement and all actions taken by the Agent and the Lenders are reasonable and appropriate under the circumstances and within their rights under the Loan Agreement and all other documents executed in connection therewith and otherwise available. The Borrower represents and warrants that it is not aware of any claims or causes of action against the Agent or any Lenders, any participant lender or any of their successors or assigns.
5.6 Except as expressly amended hereby, the Borrower agrees that the Loan Agreement and all other documents and agreements executed by the Borrower in connection with the Loan Agreement in favor of the Agent or any Lenders are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim or defense with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.
5.7 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument and signatures sent by facsimile or electronic mail message shall be enforceable as originals.

IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of September 28, 2009.

Borrower: KELLY SERVICES, INC.
By:	/s/ Joel Starr
	Print Name:	Joel Starr
	Title:	Treasurer

Guarantors: KELLY PROPERTIES, LLC
By:	/s/ Joel Starr
	Print Name:	Joel Starr
	Title:	Treasurer

999 West Big Beaver Road Troy, Michigan 48084
Attention: Treasurer

KELLY RECEIVABLES SERVICES, LLC
By:	/s/ Joel Starr
	Print Name:	Joel Starr
	Title:	Treasurer

999 West Big Beaver Road Troy, Michigan 48084
Attention: Treasurer
[Signature Page to Second Amendment to Loan Agreement]

KELLY SERVICES (IRELAND), LTD.
By:	/s/ Joel Starr
	Print Name:	Joel Starr
	Title:	Treasurer

999 West Big Beaver Road Troy, Michigan 48084

Attention: Treasurer

KELLY SERVICES OF DENMARK, INC.
By:	/s/ Joel Starr
	Print Name:	Joel Starr
	Title:	Treasurer

999 West Big Beaver Road Troy, Michigan 48084

Attention: Treasurer

KELLY SERVICES CIS, INC.
By:	/s/ Joel Starr
	Print Name:	Joel Starr
	Title:	Treasurer

999 West Big Beaver Road Troy, Michigan 48084

Attention: Treasurer
[Signature Page to Second Amendment to Loan Agreement]

KELLY SERVICES (AUSTRALIA), LTD.
By:	/s/ Joel Starr
	Print Name:	Joel Starr
	Title:	Treasurer

999 West Big Beaver Road Troy, Michigan 48084

Attention: Treasurer

KELLY SERVICES (NEW ZEALAND), LTD.
By:	/s/ Joel Starr
	Print Name:	Joel Starr
	Title:	Treasurer

999 West Big Beaver Road Troy, Michigan 48084

Attention: Treasurer

KELLY STAFF LEASING, INC.
By:	/s/ Joel Starr
	Print Name:	Joel Starr
	Title:	Treasurer

999 West Big Beaver Road Troy, Michigan 48084

Attention: Treasurer
[Signature Page to Second Amendment to Loan Agreement]

KHCS, INC.
By:	/s/ Joel Starr
	Print Name:	Joel Starr
	Title:	Treasurer

999 West Big Beaver Road Troy, Michigan 48084

Attention: Treasurer

KSI ACQUISITION CORPORATION
By:	/s/ Joel Starr
	Print Name:	Joel Starr
	Title:	Treasurer

999 West Big Beaver Road Troy, Michigan 48084

Attention: Treasurer
[Signature Page to Second Amendment to Loan Agreement]

JPMORGAN CHASE BANK, N.A., as Agent and as a Lender
By:	/s/ Suzanne Ergastolo
	Print Name:	Suzanne Ergastolo
	Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION
By:	/s/ Louis K. McLinden
	Print Name:	Louis K. McLinden
	Title:	Managing Director
[Signature Page to Second Amendment to Loan Agreement]

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Mary Ann Klemm
	Print Name:	Mary Ann Klemm
	Title:	Vice President

ROYAL BANK OF CANADA EUROPE LIMITED
By:	/s/ R.J. Bell
	Print Name:	R.J. Bell
	Title:	Director

WELLS FARGO BANK, N.A.
By:	/s/ Joseph Giampetroni
	Print Name:	Joseph Giampetroni
	Title:	Senior Vice President

BANK OF AMERICA, N.A.

By:	/s/ Michael Makaitis
	Print Name:	Michael Makaitis
	Title:	Vice President
[Signature Page to Second Amendment to Loan Agreement]

EXHIBIT A

PRICING SCHEDULE

	Level I	Level II	Level III
Applicable Margin	Status	Status	Status
Eurocurrency Rate	350.0 bps	375.0 bps	425.0 bps
For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:
“Financials” means the annual or quarterly financial statements of the Borrower delivered pursuant to Sections 6.1(a) or (b).
“Level I Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Total Indebtedness to Total Capitalization Ratio is less than 0.20 to 1.00.
“Level II Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status and (ii) the Total Indebtedness to Total Capitalization Ratio is less than 0.30 to 1.00.
“Level III Status” exists at any date if the Borrower has not qualified for Level I Status or Level II Status.
“Status” means Level I Status, Level II Status or Level III Status.
The Applicable Margin shall be determined in accordance with the foregoing table based on the Borrower’s Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin shall be effective five Business Days after the Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Agent at the time required pursuant to the Credit Agreement, then the Applicable Margin shall be the highest Applicable Margin set forth in the foregoing table until five days after such Financials are so delivered.

Schedule 1.1(c)
Inactive Subsidiaries
Kelly Management Services, Inc., a Delaware corporation
KellySelect, Inc., a Delaware corporation
KellyGuard Security Services, Inc., a Michigan corporation
September 28, 2009

Exhibit A
ARTICLE IX.
GUARANTEE
9.1 Guaranty. Each Guarantor hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees to the Lenders the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Obligations and all costs and expenses including, without limitation, all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Agent and the Lenders in endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, the Borrower, any Guarantor or any other guarantor of all or any part of the Obligations (such costs and expenses, together with the Obligations, collectively the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.
9.2 Guaranty of Payment. This Guaranty is a guaranty of payment and not of collection. Each Guarantor waives any right to require the Agent or any Lender to sue the Borrower, any Guarantor, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.
9.3 No Discharge or Diminishment of Guaranty. (a) Except as otherwise provided for herein, the obligations of each Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other guarantor of or other person liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Guarantor may have at any time against any Obligated Party, the Agent, any Lender, or any other person, whether in connection herewith or in any unrelated transactions.
(b) The obligations of each Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.
(c) Further, the obligations of any Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Agent or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of the Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Agent or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

9.4 Defenses Waived. To the fullest extent permitted by applicable law, each Guarantor hereby waives any defense based on or arising out of any defense of the Borrower or any Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower or any Guarantor, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Obligated Party, or any other person. The Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Guarantor under this Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any Obligated Party or any security.
9.5 Rights of Subrogation. No Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any collateral, until the Borrowers and the Guarantors have fully performed all their obligations to the Agent and the Lenders.
9.6 Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, each Guarantor’s obligations under this Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Agent and the Lenders are in possession of this Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Guarantors forthwith on demand by the Lender.
9.7 Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Guarantor assumes and incurs under this Guaranty, and agrees that neither the Agent nor any Lender shall have any duty to advise any Guarantor of information known to it regarding those circumstances or risks.
9.8 Termination. The Lenders may continue to make loans or extend credit to the Borrower based on this Guaranty until five days after it receives written notice of termination from any Guarantor. Notwithstanding receipt of any such notice, each Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of that Guaranteed Obligations.

9.10 Taxes. All payments of the Guaranteed Obligations will be made by each Guarantor free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the, Lender or LC Issuer (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions and (iii) such Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
9.11 Maximum Liability. The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”. This Section with respect to the Maximum Liability of each Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no Guarantor nor any other person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Guarantor hereunder shall not be rendered voidable under applicable law. Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor without impairing this Guaranty or affecting the rights and remedies of the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.
9.12 Contribution. In the event any Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Pro Rata Share” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Article IX, each Non-Paying Guarantor’s “Pro Rata Share” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrowers after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Guarantor, the aggregate amount of all monies received by such Guarantors from the Borrowers after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Guarantor’s Maximum Liability). Each of the Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations. This provision is for the benefit of both the Agent, the LC Issuer, the Lenders and the Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.